Exhibit 5.1

755 PAGE MILL ROAD PALO ALTO CALIFORNIA 94304-1018	MORRISON & FOERSTER LLP NEW YORK, SAN FRANCISCO, LOS ANGELES, PALO ALTO, SAN DIEGO, WASHINGTON, D.C.

TELEPHONE: 650.813.5600 FACSIMILE: 650.494.0792	DENVER, NORTHERN VIRGINIA, ORANGE COUNTY, SACRAMENTO, WALNUT CREEK, CENTURY CITY

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July 22, 2005

JDS Uniphase Corporation

1768 Automation Parkway

San Jose, California 95131

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 filed by JDS Uniphase Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission on July 22, 2005 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of the resale by the selling stockholders named in the Registration Statement of shares of the Company’s common stock, $0.001 par value per share (the “Shares”) to be issued to such selling stockholders named in the Registration Statement upon the closing of the merger (the “Merger”) of JDSU Acquisition VII, Inc. (“Merger Sub”) with and into Acterna, Inc. (“Acterna”) pursuant to the Agreement and Plan of Merger, dated as of May 23, 2005, as amended on July 18, 2005 (the “Merger Agreement”), among the Company, Merger Sub, Acterna and for a limited purpose, Antelope Indemnity Holdings, LLC.

As counsel to the Company, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based thereon we are of the opinion that, when the Merger becomes effective in accordance with Delaware law and the terms and conditions of the Merger Agreement, the Shares that that may be sold pursuant to the Registration Statement will be legally and validly issued, fully paid and non-assessable.

The opinion expressed herein are limited to the federal laws of the United States of America, and the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion of the effect of laws of any other jurisdiction on the opinion expressed herein.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

Very truly yours,

/s/ Morrison & Foerster LLP